UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2016

Assurant, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-31978

DE	39-1126612
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

28 Liberty Street, 41st Floor

New York, New York 10005

(Address of principal executive offices, including zip code)

(212) 859-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

Preliminary Third Quarter 2016 Results

Assurant, Inc. (“Assurant”) today announced preliminary third quarter 2016 consolidated net income in the range of $127 million to $157 million compared to a net loss of $7 million in the third quarter 2015, and net operating income in the range of $54 million to $66 million compared to $104 million in third quarter 2015.

Net Operating Income[1] ($MM)	Preliminary Range Q3 2016	Actual Q3 2015

Assurant Solutions	$41–$45	$52
Assurant Specialty Property	42–46	87
Corporate & Other[2]	(20)–(16)	(26)
Interest Expense	(9)	(9)

Net Operating Income	$54–$66	$104

Third quarter 2016 results declined year-over-year primarily due to $32 million to $34 million of after-tax reportable catastrophe losses, net of reinsurance, related to flooding in Louisiana and the ongoing normalization of lender-placed insurance in the Assurant Specialty Property segment. In the third quarter 2015, there were no reportable catastrophe losses.

Net operating income for the Assurant Solutions segment decreased year-over-year due to lower contributions from mobile, legacy extended service contracts and credit insurance. Mobile results reflected lower than expected volumes from repair and logistics and higher expenses related to certain technology systems.

As of September 30, 2016, corporate capital stood at approximately $875 million. Excluding the company’s $250 million risk buffer, deployable capital was approximately $625 million. During the third quarter 2016, the company repurchased $236 million of common stock. Dividends to shareholders totaled $30 million for the period.

2016 Outlook

Based on current market conditions, for full-year 2016, the company now expects:

•	Assurant Solutions’ net operating income to decline modestly from 2015. Growth from new and existing mobile programs in 2016 is not expected to offset declines in legacy extended service contracts, credit insurance and the loss of the tablet program. Net earned premiums and fees to increase driven by growth in mobile subscribers and vehicle service contracts, partially offset by lower service contract revenue from legacy North American retail clients and continued declines in credit insurance.

Based on current market conditions, for full-year 2016, the company continues to expect:

•	Assurant Specialty Property’s net earned premiums and net operating income to decrease from 2015 levels. Results to be affected by the ongoing normalization of lender-placed insurance business partially offset by increased efficiencies and related expense savings initiatives. Multi-family housing and mortgage solutions businesses to expand via market share gains. Overall results to reflect catastrophe losses including claims from Hurricane Matthew, a fourth quarter 2016 catastrophe event.

•	Corporate & Other full-year net operating loss[3] to approximate $70 million.

Assurant will release final 2016 third quarter results on Tuesday, October 25, 2016, after the market closes, with the news release available on Assurant’s website at www.assurant.com.

This Current Report is being furnished and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any of Assurant’s filings under the Securities Act of 1933, as amended, or the Exchange Act, unless expressly set forth as being incorporated by reference into such filing.

Cautionary Note Regarding Forward-Looking Statements

Some of the statements included in this filing may be forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management’s best estimates, assumptions and projections and are subject to significant uncertainties. In particular, Assurant has provided ranges, rather than specific amounts, for the preliminary results and estimated reportable catastrophe losses described above primarily because its financial closing procedures for the quarter ended September 30, 2016 are not yet complete. As a result, Assurant’s actual results (and reportable catastrophe losses) may differ from the preliminary estimates, and such differences may be material. These estimates were based upon a number of assumptions. Additional items that may require material adjustments to the preliminary financial information may be identified prior to the finalization of the Assurant’s third quarter 2016 results. Estimates of results are inherently uncertain and subject to change, and Assurant undertakes no obligation to update this information prior to the regular announcement of its earnings. For a detailed discussion of the general risk factors that could affect Assurant’s results, please refer to the risk factors identified in Assurant’s annual and periodic reports, including but not limited to the 2015 Annual Report on Form 10-K and first quarter 2016 Quarterly Report on Form 10-Q, as filed with the U.S. Securities and Exchange Commission.

Non-GAAP Financial Measures

The following non-GAAP financial measures are presented in this report.

(1)

Assurant uses net operating income as an important measure of the company’s operating performance. Net operating income equals net income, excluding Assurant Health runoff operations, Assurant Employee Benefits, net realized gains (losses) on investments, amortization of deferred gains and gains on disposal of businesses and other highly variable items. The company believes net operating income provides investors a valuable measure of the performance of the company’s ongoing business because it excludes the effect of Assurant Health runoff operations and the divested Assurant Employee Benefits business, which was sold on March 1, 2016. The calculation also excludes net realized gains (losses) on investments, amortization of deferred gains and gains on disposal of businesses and those events that are highly variable and do not represent the ongoing operations of the company. The following table presents a reconciliation of net operating income to GAAP net income on a preliminary basis for third quarter 2016 and actual third quarter 2015:

($MM)	Preliminary Range Q3 2016	Actual Q3 2015

Net Operating Income	$54–$66	$104
Adjustments (pre-tax):
Assurant Health runoff operations	(4)–(0)	(220)
Assurant Employee Benefits	–	17
Net realized gains on investments	10–12	6
Amortization of deferred gains and gains on disposal of businesses	133–139	3
Other adjustments	(16)–(15)	17
Provision for income taxes	(50)–(45)	66

GAAP Net Income	$127–$157	$ (7)

(2)	Assurant uses Corporate & Other net operating loss as an important measure of the corporate segment’s operating performance. Corporate & Other net operating loss equals segment net income (loss), excluding amortization of deferred gains and gains on disposal of businesses, net realized gains (losses) on investments, interest expense and other highly variable items. The company believes Corporate & Other net operating loss provides investors a valuable measure of the performance of the company’s corporate segment because it excludes the effect of amortization of deferred gains and gains on disposal of businesses, net realized gains (losses) on investments, interest expense and those events that are highly variable and do not represent the ongoing operations of the company’s Corporate & Other segment. The comparable GAAP measure would be Corporate & Other segment net income. The following table presents a reconciliation of GAAP Corporate & Other segment to Corporate & Other net operating loss on a preliminary basis for third quarter 2016 and actual third quarter 2015:

($MM)	Preliminary Range Q3 2016	Actual Q3 2015

GAAP Corporate & Other Segment Net Income	$58–$60	$(13)
Adjustments (pre-tax):
Amortization of deferred gains and gains on disposal of businesses	(139)–(133)	(3)
Interest expense	14	14
Net realized gains on investments	(12)–(10)	(6)
Other adjustments	15–16	(25)
Benefit for income taxes	39–42	7

Corporate & Other Net Operating Loss	$(20)–$(16)	$(26)

(3)	The company outlook for Corporate & Other full-year net operating loss constitutes forward-looking information and the company believes that a quantitative reconciliation of such forward-looking information to the most comparable GAAP measure cannot be made available without unreasonable efforts. A reconciliation would require the company to quantify amortization of deferred gains and gains on disposal of businesses, interest expense, net realized gains on investments, and change in derivative investment. The last two components cannot be reliably quantified due to the combination of variability and volatility of such components and may, depending on the size of the components, have a significant impact on the reconciliation. The company is able to reasonably quantify the first two components for the forecast period, assuming no additional debt is acquired in the forecast period. Amortization of deferred gains and gains on disposal of businesses is estimated to be approximately $52 million after-tax while interest expense is estimated to be approximately $9 million after-tax.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Assurant, Inc.

By:	/s/ Bart R. Schwartz
Bart R. Schwartz Executive Vice President, Chief Legal Officer and Secretary

Date: October 18, 2016